UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 342-2824

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On March 6, 2018, Atlantic Coast Financial Corporation (Atlantic) retained Regan & Associates, Inc. (Regan) to serve as a proxy solicitor on behalf of Atlantic, with respect to Atlantic’s Special Meeting of Shareholders to be held on March 21, 2018 (Special Meeting). As compensation for Regan’s services, Atlantic will pay Regan a fee of $12,000. If Atlantic’s shareholders do not approve, at the Special Meeting, the proposal to approve the Agreement and Plan of Merger, dated November 16, 2017 (Merger Agreement), between Atlantic and Ameris Bancorp (Ameris), pursuant to which Atlantic will merge with and into Ameris with Ameris as the surviving company subject to the terms and conditions contained in the Merger Agreement, including the transactions provided for in the Merger Agreement, Regan’s fee will be reduced by $6,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: March 7, 2018	By:	/s/ Tracy L. Keegan
		Name: Title:	Tracy L. Keegan Executive Vice President and Chief Financial Officer